Exhibit 99.1

May 1, 2014

Sequential Brands Group Announces 2014 First Quarter Results

•	Q1 Revenue of $6.3 million vs. $1.6 million in the prior year quarter

•	Q1 Adjusted EBITDA of $3.1 million vs. ($1.2) million in the prior year quarter

•	Q1 non-GAAP Net Income of $0.8 million vs. ($1.4) million in the prior year quarter

•	Q1 non-GAAP EPS of $0.03 vs. ($0.20) in the prior year quarter

•	Trailing 12-month revenue of $27.3 million and adjusted EBITDA of $16.6 million

•	Full Year Projected Revenue of $28-$30 million

NEW YORK, May 1, 2014 (GLOBE NEWSWIRE) -- Sequential Brands Group, Inc. (Nasdaq: SQBG) ("Sequential" or the "Company") today announced financial results for the first quarter ended March 31, 2014.

First Quarter 2014 Results:

Total revenue for the first quarter ended March 31, 2014 increased to approximately $6.3 million, compared to approximately $1.6 million in the prior year quarter. Adjusted EBITDA for the first quarter was approximately $3.1 million, compared to approximately ($1.2) million in the prior year quarter. On a non-GAAP basis, net income for the quarter was approximately $0.8 million, or $0.03 per share, compared to a net loss of approximately $1.4 million, or ($0.20) per share, in the prior year quarter. On a GAAP basis, net income for the quarter was approximately $0.7 million, or $0.03 per share, compared to a net loss of approximately $21.5 million, or ($2.96) per share, in the prior year quarter.

Yehuda Shmidman, Sequential's Chief Executive Officer, commented, "This is an exciting time for Sequential Brands Group. We achieved record first quarter results since converting to a licensing and brand management business model, and we continue to be optimistic about our future ability to grow our portfolio both organically and through new brand acquisitions. As we continue to execute on our playbook, we believe our portfolio can achieve upwards of $100 million in annual royalty revenue in the next three years.”

Financial Update:

The Company projects revenue of $28-30 million for the existing portfolio of brands for the year ending December 31, 2014, operating at a 55% adjusted EBITDA margin. The Company expects margin expansion to continue as the Company acquires additional brands.

Similar to the Company’s 2013 results, the Company expects revenue for 2014 to be weighted to the fourth quarter due to seasonality in the businesses of many of the Company's licensees.

Investor Conference and Webcast:

Management will provide further commentary today, May 1, 2014, on the Company's financial results via a conference call beginning at approximately 10:00 a.m. EDT. To join the conference call, please dial (760) 666-3775 or visit the investor relations page on the Company's website at www.sequentialbrandsgroup.com.

Non-GAAP Financial Measures:

This press release contains certain non-GAAP financial measures. A reconciliation of these non-GAAP measures to their nearest comparable GAAP measure is included in the tables following this press release. As described more fully below, we believe the use of non-GAAP measures in addition to GAAP measures is an additional useful method of evaluating our financial condition and results of operations. The non-GAAP financial measures disclosed should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated. The non-GAAP financial measures we use may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

About Sequential Brands Group, Inc.

Sequential Brands Group, Inc. (Nasdaq: SQBG) owns, promotes, markets, and licenses a portfolio of consumer brands that presently includes Ellen Tracy®, William Rast®, Revo®, Caribbean Joe®, Heelys®, DVS®, The Franklin Mint® and People's Liberation®. Sequential seeks to ensure that its brands continue to thrive and grow by employing strong brand management, design and marketing teams. Sequential has licensed and intends to license its brands in a variety of consumer categories to retailers, wholesalers and distributors in the United States and in certain international territories. For more information, please visit Sequential's corporate website at: www.sequentialbrandsgroup.com. To inquire about licensing opportunities, please email: newbusiness@sbg-ny.com.

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are forward-looking statements ("forward-looking statements") within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Our actual results could differ materially from those stated or implied in forward looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions and other statements that are not historical in nature, including those that include the words "subject to," "believes," "anticipates," "plans," "expects," "intends," "estimates," “forecasts,” “projects,” “aims,” “targets,” "may," "will," "should," "can," the negatives thereof, variations thereon and similar expressions. Such forward-looking statements reflect the Company's current views with respect to future events, based on what the Company believes are reasonable assumptions. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including risks and uncertainties discussed in the reports that the Company has filed with the Securities and Exchange Commission (the “SEC”); general economic, market, or business conditions; changes in the Company’s competitive position or competitive actions by other companies; the Company’s ability to maintain strong relationships with its licensees; the Company’s ability to retain key personnel; the Company’s ability to achieve and/or manage growth and to meet target metrics associated with such growth; the Company’s ability to successfully attract new brands; the Company’s ability to identify suitable targets for acquisitions; the Company’s ability to obtain financing for the acquisitions on commercially reasonable terms; the Company’s ability to integrate successfully the new acquisitions into its ongoing business; and the ability to achieve the anticipated results of these and other potential acquisitions; the Company’s ability to comply with government regulations; changes in laws or regulations or policies of federal and state regulators and agencies; and other circumstances beyond the Company’s control. Refer to section entitled "Risk Factors" set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion of important risks, uncertainties and other factors that may affect our business, results of operations and financial condition. The Company's stockholders are urged to consider such risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Condensed Consolidated Income Statements:

(in thousands, except earnings per share data)

	(Unaudited)
	Three Months Ended March 31,
	2014	2013

Net Revenue	$6,262	$1,629
Operating expenses	3,750	5,365
Income (loss) from operations	2,512	(3,736)
Other income	(2)	0
Interest expense, net	1,270	11,617
Income (loss) before income taxes	1,244	(15,353)
Provision for income taxes	397	2,264
Income (loss) from continuing operations	847	(17,617)
Loss from discontinued operations:
Loss from discontinued operations of wholesale business	0	(3,864)
Loss from discontinued operations, net of tax	0	(3,864)
Net income (loss)	847	(21,481)
Net income attributable to noncontrolling interest	(105)	(26)
Net income (loss) attributable to Sequential Brands Group, Inc. and Subsidiaries	$742	$(21,507)

Basic earnings (loss) per share:
Continuing operations	$0.03	$(2.43)
Discontinued operations	-	(0.53)
Attributable to Sequential Brands Group, Inc. and Subsidiaries	$0.03	$(2.96)
Basic weighted average common shares outstanding	24,701	7,268

Diluted earnings (loss) per share:
Continuing operations	$0.03	$(2.43)
Discontinued operations	-	(0.53)
Attributable to Sequential Brands Group, Inc. and Subsidiaries	$0.03	$(2.96)
Diluted weighted average common shares outstanding	26,227	7,268

Select Balance Sheet Items:

(in thousands)	(Unaudited)
	Mar. 31, 2014	Dec. 31, 2013

Total Assets	$151,679	$153,605
Total Liabilities	$69,196	$72,436
Total Stockholders' Equity	$82,483	$81,169

Non-GAAP Financial Measure Reconciliation

(in thousands, except earnings per share data)
	(Unaudited)
	Three Months Ended March 31,
	2014	2013

GAAP net income (loss)	$742	$(21,507)

Adjustments:
Loss from discontinued operations (a)	0	3,865
Deal costs (b)	54	2,357
Non-cash income tax related to the amortization of intangibles (c)	0	2,264
Non-cash interest related to beneficial conversion feature (d)	0	11,614
Non-cash mark-to-market restricted stock expense (e)	63	0
Tax effect of above items	(40)	0
Total non-GAAP adjustments	77	20,100

Non-GAAP net income (loss) (1)	$819	$(1,407)

	(Unaudited)
	Three Months Ended March 31,
DILUTED EPS:	2014	2013

GAAP earnings (loss) per share	$0.03	$(2.96)

Adjustments:
Loss from discontinued operations (a)	$--	0.53
Deal costs (b)	$0.00	0.32
Non-cash income tax related to the amortization of intangibles (c)	$--	0.31
Non-cash interest related to beneficial conversion feature (d)	$--	1.60
Non-cash mark-to-market restricted stock expense (e)	$0.00	--
Tax effect of above items	$(0.00)	--
Total non-GAAP adjustments	$0.00	$2.76

Non-GAAP earnings (loss) per share (1)	$0.03	$(0.20)

	(Unaudited)
	Three Months Ended March 31,
	2014	2013

GAAP net income (loss)	$742	$(21,507)

Adjustments:
Interest expense, net	1,270	11,617
Depreciation and amortization	205	76
Taxes	397	2,264
Deal costs	54	2,357
Restructuring charges	0	0
Discontinued operations	0	3,865
Non-cash compensation	464	170
	2,390	20,349

Adjusted EBITDA (2)	$3,132	$(1,158)

(1)	Non-GAAP net income / (loss) and non-GAAP net income / (loss) per share are non-GAAP financial measures which represent net income / (loss) excluding discontinued operations, deal costs, non-cash interest and taxes, restructuring charges and mark to market adjustments to non-cash stock-based compensation provided to consultants. Management uses this information to measure performance over time on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. Management believes that these non-GAAP measures provide investors with information regarding the underlying performance of the Company's core business operating results on a cash basis. Amounts may not foot due to rounding.

(2)	Adjusted EBITDA is defined as net income / (loss), excluding interest income or expense, income taxes, depreciation and amortization, and excluding discontinued operations, deal costs, restructuring charges, and non-cash compensation. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. The Company believes EBITDA provides additional information for determining its ability to meet future debt service requirements and capital expenditures.

(a)	Represents the wind down of legacy wholesale and retail businesses.

(b)	Represents deal related costs related to the 2013 acquisitions of Heelys, Ellen Tracy, and Caribbean Joe.

(c)	Represents the non-cash deferred tax liability the Company recognizes as it amortizes certain trademarks for tax, but not book purposes.

(d)	Represents one-time non-cash interest charges related to the conversion of the Tengram convertible notes to equity.

(e)	Represents the mark-to-market adjustments to non-cash stock-based compensation provided to consultants.

CONTACT: Sequential Brands Group, Inc.

Gary Klein, Chief Financial Officer

646-564-2577

gklein@sbg-ny.com

ICR

Rachel Schacter/John Rouleau

203-682-8200

Rachel.schacter@icrinc.com